Exhibit 10.1

                      AMENDED AND RESTATED PROMISSORY NOTE

$3,000,000                                                  Somerset, New Jersey
                                                                    May 23, 2002



                                    RECITALS


     WHEREAS, on February 22, 2001 Reuben F. Richards, Jr. (the "Borrower") executed a Promissory Note (the "Note") payable to the order of EMCORE Corporation (the "Company") in consideration for a loan in the principal amount of $3,000,000;

     WHEREAS, the Board of Directors has deemed it in the best interests of the Company to amend certain terms of the Note as approved by the Board on May 21, 2002; and

     WHEREAS, the parties intend to amend and restate the Note (herein referred to as the "Amended and Restated Note") to reflect the changed terms and conditions.

     NOW, THEREFORE, it is hereby agreed as follows:

     FOR VALUE RECEIVED, the undersigned, Reuben F. Richards, Jr. (the "Borrower"), hereby promises to pay to the order of EMCORE Corporation (the "Company"), in lawful money of the United States of America in immediately available funds, at its offices at 145 Belmont Drive, Somerset, New Jersey 08873 (or such other place as Company may direct) the principal sum of THREE MILLION DOLLARS AND NO CENTS ($3,000,000.00). Principal and accrued interest shall be payable on February 22, 2006 (the "Maturity Date") at the foregoing address.

     1. Interest. Interest shall accrue on the unpaid principal balance of this Amended and Restated Note at a rate of 5.18% per annum from February 22, 2001 to May 23, 2002 compounded annually and at a rate of 4.99% per annum thereafter until the Maturity Date. Interest shall be payable on the Maturity Date.

     2. Full Recourse. The loan evidenced by this Amended and Restated Note is a general obligation of the Borrower.

     3. Security. All obligations of Borrower under this Amended and Restated Note are secured by a pledge of certain shares of EMCORE Corporation common stock ("Common Stock") pursuant to the Amended and Restated Pledge Agreement. By executing this Amended and Restated Note, the Borrower hereby agrees to execute such other instruments as the Company may direct in order to evidence and perfect Company's
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security interest in such Common Stock (together with the Amended and Restated
Pledge Agreement, the "Pledge Documents").

     4. Application of Payment. Each payment hereunder may be made, at the option of the Borrower, in either lawful tender of the United States or in shares of Common Stock and shall be applied first to any accrued but unpaid interest on this Amended and Restated Note and the balance to the unpaid principal. Prepayment of the principal balance of this Amended and Restated Note, together with any accrued and unpaid interest, may be made in whole or in part at any time without penalty. For valuation purposes, the fair market value per share of Common Stock on any date shall be determined in accordance with the following provisions:

               (a) If the Common Stock is at the time traded on the NASDAQ National Market, the fair market value shall be the closing selling price per share of Common Stock on the date in question, as such prices are reported by the National Association of Securities Dealers on its NASDAQ system or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of the fair market value.

               (b) If the Common Stock is at the time traded on the American Stock Exchange or the New York Stock Exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the securities exchange serving as the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on such exchange on the last preceding date for which such quotation exists.

               (c) If the Common Stock is at the time neither listed on any securities exchange nor traded on the NASDAQ National Market, the fair market value shall be determined by the Corporation's Board of Directors after taking into account such factors as such Board shall deem appropriate.

     5. Representation of the Borrower.

          (a) The Borrower has applied all proceeds evidenced by this Amended and Restated Note towards the purchase of a personal residence.

     6. Acceleration.

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          (a) If the Borrower voluntarily terminates his employment with the
Company for any reason, the Company shall have the right to accelerate all or part of the amounts outstanding under this Amended and Restated Note. If the Borrower is terminated for cause, all principal and interest outstanding under this Amended and Restated Note will automatically become due and payable sixty
(60) calendar days after the termination of the Borrower's service with the Company.

          (b) The Company will have the right to accelerate the principal and interest due under this Amended and Restated Note upon the occurrence of the following events: (i) there is default under, or a breach of, any covenant, representation or warranty of the Borrower under this Amended and Restated Note or the Amended and Restated Pledge Documents, (ii) the Borrower applies for or consents to the appointment of a receiver, trustee, custodian or liquidator of any of his property, admits in writing his inability to pay his debts as they mature, makes a general assignment as a bankrupt or insolvent or is the subject of an order for relief under Chapter 13 of the United States Bankruptcy Code or files a voluntary petition in bankruptcy or a petition or answer seeking an arrangement with creditors or to take advantage of any bankruptcy, insolvency, readjustment or debt or liquidation law or statute, or an answer admitting the material allegations of a petition filed against him in any proceeding under any such law or (iii) an order, judgment or decree is entered by any court of competent jurisdiction, without the application, approval or consent of the Borrower, approving a petition appointing a receiver, trustee, custodian or liquidator of all or a substantial part of the assets of the Borrower and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days; provided that if an event specified in (ii) or (iii) above shall occur, all principal and interest outstanding under this Amended and Restated Note shall become automatically due and payable.

     7. Loan Forgiveness. Notwithstanding any other provision of this Amended and Restated Note the principal balance and accrued but unpaid interest on this Amended and Restated Note shall be forgiven as follows: (a) If the Company terminates the Borrower's employment without cause or (b) there is a Change in Control. For purposes hereof a Change in Control shall be deemed to have occurred as follows:

          (i) an acquisition in one transaction or a series of related transactions (other than directly from the Company or pursuant to options granted under a Company stock option plan or other similar awards granted by the Company) of any voting securities by any person, immediately after which such person has beneficial ownership of fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities; provided, however, in determining whether a Change in Control has occurred, voting securities which are acquired in a Non-Control Acquisition shall not constitute an acquisition that would cause a Change in Control;

          (ii) the individuals who, immediately prior to the date hereof, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the

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election, or nomination for election, by the Company's common stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

     (iii) the consummation of:

          (A) a merger, consolidation or reorganization involving the Company unless:

               (1) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization,

               (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation, or a corporation beneficially owning, directly or indirectly, a majority of the voting securities of the Surviving Corporation, and

               (3) no person, other than (i) the Company, (ii) any Related Entity (as defined below), (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company, the Surviving Corporation, or any Related Entity or (iv) any person who, together with its Affiliates, immediately prior to such merger, consolidation or reorganization had beneficial ownership of fifty percent (50%) or more of the then outstanding voting securities, owns, together with its Affiliates, beneficial ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities

          (a transaction described in clauses (1) through (3) above is referred to herein as a "Non-Control Transaction");

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          (B) a complete liquidation or dissolution of the Company other than through bankruptcy; or

          (C) an agreement for the sale or other disposition of all or substantially all of the assets or business of the Company to any person (other than a transfer to a Related Entity or the distribution to the Company's stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person (the "Subject Person") acquired beneficial ownership of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities then outstanding, increases the proportional number of shares beneficially owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and (1) before such share acquisition by the Company the Subject Person becomes the beneficial owner of any new or additional voting securities in a related transaction or (2) after such share acquisition by the Company the Subject Person becomes the beneficial owner of any new or additional voting securities which in either case increases the percentage of the then outstanding voting securities beneficially owned by the Subject Person, then a Change in Control shall be deemed to occur. For purposes hereof, (x) "Affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person; (y) any "Relative" (for this purpose, "Relative" means a spouse, child, parent, parent of spouse, sibling or grandchild) of an individual shall be deemed to be an Affiliate of such individual for this purpose; and (z) neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any holder of Common Stock. A Non-Control Acquisition shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (a "Related Entity"), (ii) the Company or any Related Entity, (iii) any of Thomas Russell, The AER Trust 1997, Robert Louis-Dreyfus, Gallium Enterprises, Inc. and Reuben Richards or (iv) any Person in connection with a Non-Control Transaction.

     8. Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by certified mail, return receipt requested, first-class postage prepaid to the below listed parties at the following addresses:

                           If to the Company, to:

                           EMCORE Corporation
                           145 Belmont Drive
                           Somerset, NJ  08873
                           Attention:   CFO

                           If to the Borrower, at the address set forth at the
end of this Amended and Restated Note,

     or to such other address as either party shall have last designated by notice to the other party. All such notices and communications shall be deemed to have been received on the earlier of the date of receipt and the third business day after the date of mailing thereof.

     9. Amendments. No amendment of this Amended and Restated Note shall be effective unless in writing and signed by the Borrower and the Company. Upon execution of this Amended and Restated Note by the Company and the Borrower, the Note dated February 22, 2001 shall be cancelled and returned to the Borrower.

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     10. Waiver. The Borrower, for himself and his legal representatives and successors, hereby expressly waives presentment, demand, notice, protest, and all other demands or notices in connection with the delivery, acceptance, endorsement, performance, default, or enforcement of this Amended and Restated Note.

     11. No Set-Off. This Amended and Restated Note is not subject to set-off by the Borrower for any amounts for any reason.

     12. Effect of Delay or Omission. No delay or omission of the Company in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy.

     13. Costs of Collection. The Borrower will pay all costs and expenses of collection, including reasonable attorneys' fees, incurred or paid by the Company in enforcing this Amended and Restated Note or the obligations hereby evidenced, to the extent permitted by law.

     14. Governing Law. This Amended and Restated Note shall be construed and enforced in accordance with the laws of the State of New Jersey, without regard to any conflict of laws rules.

     15. Headings. The section and paragraph headings hereof are for convenience of reference only and shall not be deemed to construe or affect the meaning of any of the provisions hereof.

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     IN WITNESS WHEREOF, the Borrower has executed this Amended and Restated
Note as of the date first above written, and by such execution acknowledges each of the provisions of this Amended and Restated Note.

                                        /s Reuben F. Richards, Jr.
                                        Reuben F. Richards, Jr.

                                        Address:
                                        c/o EMCORE CORPORATION
                                        145 Belmont Drive
                                        Somerset, NJ 08873